Exhibit 99.1

FOR IMMEDIATE RELEASE

First Defiance Financial Corp. and United Community Financial Corp.

Announce Strategic Merger

Now Positioned as the Premier Midwest Franchise

•	Transformative partnership that creates a premier community bank based in Ohio with over $6 billion in assets and operations throughout Ohio, Michigan, Indiana, Pennsylvania & West Virginia

•	Enhances scale and financial performance, diversifies business lines and leverages strengths in commercial banking, residential lending and fee income across both institutions

•	Compelling value creation for both companies’ shareholders as demonstrated by substantial run-rate EPS accretion

•	The companies’ similarly situated markets, credit culture and relationship banking approach create an excellent strategic fit

•	The combined company will operate under a name to be jointly determined prior to closing with the holding company headquartered in Defiance, Ohio, and the bank headquartered in Youngstown, Ohio

DEFIANCE and YOUNGSTOWN, OH, September 9, 2019. First Defiance Financial Corp (Nasdaq: FDEF) (“First Defiance”) and United Community Financial Corp. (Nasdaq: UCFC) (“United Community”) announced today the signing of a definitive merger agreement under which United Community will merge into First Defiance in a stock-for-stock transaction. Home Savings Bank, a wholly owned subsidiary of United Community, will merge into First Federal Bank of the Midwest, a wholly owned subsidiary of First Defiance.

Under the terms of the merger agreement, shareholders of United Community will receive 0.3715 shares of First Defiance common stock for each share of United Community common stock. Based upon a closing price for First Defiance as of September 6, 2019 of $26.32, the transaction is valued at approximately $473 million. Upon closing, First Defiance shareholders will own approximately 52.5% of the combined company and United Community shareholders will own approximately 47.5%.

First Defiance and United Community believe that this strategic business combination is extremely attractive to shareholders of both companies. Both sets of shareholders will benefit from the synergies created by the transaction and the significantly increased size and scale of the pro forma company will generate efficiencies, strengthen operating leverage and further enhance shareholder value.

The merger combines two complementary banking platforms, and First Defiance and United Community consider this partnership an ideal strategic, financial and operational fit, particularly given their respective strong and consistent performance over time. The pro forma combined company will have approximately $6.1 billion in assets, $5.0 billion in loans and $4.9 billion in deposits, utilizing financial information as of June 30, 2019. It will leverage the respective strengths of each institution in commercial banking, residential lending, retail, insurance and wealth management and better position the combined company to serve the geographies of Ohio, Michigan, Indiana, Pennsylvania and West Virginia with increased scale and expanded product offerings.

“After a long relationship between the two companies, we are thrilled to bring together these two great Ohio community bank franchises. These organizations are a perfect strategic fit, balancing the strengths of each. With enhanced scale, we will have the opportunity to continue to grow and compete more effectively in all the markets we serve for the foreseeable future,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance.

“We are pleased to partner with a company that has a shared community-minded vision, culture and focus on performance,” said Gary M. Small, President and Chief Executive Officer of United Community. “I truly believe that this merger is a win-win for all stakeholders: customers, associates, shareholders as well as the communities we serve.”

As part of the merger, both CEOs will play critical roles in leading the integration of the companies. Once the merger is complete, Donald P. Hileman will serve as the Chief Executive Officer of the holding company and the bank before transitioning to an Executive Chairman role in early 2021. Gary M. Small will assume the role of President of the holding company and the bank before transitioning to the Chief Executive Officer role when Mr. Hileman becomes Executive Chairman. Together they will lead the company and partner on overall strategy, management and performance of the company. In addition to these roles, the executive management team and employees of the combined company will continue to provide an unsurpassed customer-focused culture.

The Board of Directors of the combined company will be comprised of seven members designated by First Defiance (including Mr. Hileman and its current Chairman, John Bookmyer) and six members designated by United Community (including Mr. Small and its current Chairman, Richard Schiraldi who will be named Vice Chairman). The directors of the combined company will be determined in the coming months and identified prior to the closing of the transaction.

The transaction is expected to close early in the first quarter of 2020, subject to the approval of shareholders of both First Defiance and United Community and regulatory approvals, as well as satisfaction or waiver of other customary closing conditions. The combined company will operate under a name to be jointly determined prior to closing and the holding company will be headquartered in Defiance, Ohio with the bank headquartered in Youngstown, Ohio. The combined company will continue to provide the substantial philanthropic and community investment provided by First Defiance and United Community prior to the merger.

First Defiance expects the transaction to deliver run-rate earnings per share accretion of approximately 14%, with cost savings on a fully-phased in basis. Applying pro forma merger adjustments and assuming an expected early 2020 closing, dilution to tangible book value per share is estimated to be approximately 4%, inclusive of restructuring charges with an earnback period of approximately 1.8 years using the crossover method. On a pro forma basis, the business is expected to deliver top-tier operating and return metrics with cost savings on a fully-phased in basis, including return on average tangible common equity in excess of 17% and return on average assets in excess of 1.5%. For additional information, please see the investor presentation associated with this announcement at www.fdef.com/Presentations or ir.ucfconline.com.

Keefe, Bruyette & Woods, A Stifel Company served as financial advisor and provided a fairness opinion to First Defiance. Barack Ferrazzano Kirschbaum & Nagelberg LLP served as First Defiance’s legal counsel. Sandler O’Neill + Partners, L.P. served as financial advisor and provided a fairness opinion to United Community. Wachtell, Lipton, Rosen & Katz served as United Community’s legal counsel.

Conference Call Information

First Defiance and United Community will host a joint webcast conference call to discuss the financial aspects and other details of the business combination at 10:30 a.m. Eastern time on Monday, September 9, 2019. To access the call, please dial (877) 444-1726 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 317-0793 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of First Defiance’s website at www.fdef.com. A replay of the conference call will be available beginning one hour after the completion of the live call at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10134856. The webcast will be archived on the Investor Relations section of First Defiance’s website for 12 months and on United Community’s website at ir.ucfconline.com.

About First Defiance Financial Corp.

First Defiance Financial Corp. (Nasdaq: FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. As of June 30, 2019, First Defiance had $3.3 billion in assets, $2.6 billion in loans, $2.7 billion in deposits and $407.2 million in shareholders’ equity. First Defiance’s subsidiary, First Federal Bank, founded in 1920, operates 44 full-service branches in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio. Additional information about First Defiance, including its products, services and banking locations is available at www.fdef.com.

About United Community Financial Corp.

United Community Financial Corp. (Nasdaq: UCFC), headquartered in Youngstown, Ohio, is the holding company for Home Savings Bank and HSB Insurance, LLC, commonly referred to as James & Sons. As of June 30, 2019, United Community had $2.9 billion in assets, $2.3 billion in loans, $2.3 billion in deposits and $317.6 million in shareholders’ equity. Home Savings Bank, founded in 1889, is a wholly owned subsidiary of United Community, offering a full line of commercial, wealth management and consumer banking products and services with 33 retail banking offices (32 in Ohio and one in Pennsylvania). Home Savings also has residential mortgage loan centers servicing Ohio, West Virginia, western Pennsylvania, northern Kentucky, and eastern Indiana. Additional information about the United Community, including its products, services and banking locations is available at www.homesavings.com and ir.ucfconline.com.

Important Additional Information About the Merger

This communication is being made in respect of the proposed merger transaction between First Defiance and United Community. First Defiance intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of First Defiance and United Community and a prospectus of First Defiance, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to the First Defiance and United Community shareholders seeking any required shareholder approvals. Before making any voting or investment decision, investors and security holders of First Defiance and United Community are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents, because they will contain important information about the proposed transaction. The documents filed by First Defiance and United Community with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by First Defiance may be obtained free of charge at First Defiance’s website at www.fdef.com and the documents filed by United Community may be obtained free of charge at United Community’s website at ir.ucfconline.com. Alternatively, these documents, when available, can be obtained free of charge from First Defiance upon written request to First Defiance Financial Corp., Attention: John R. Reisner, Executive Vice President, Chief Risk Officer and Legal Counsel, 601 Clinton Street, Defiance, Ohio 43512 or by calling (419) 782-5015 or from United Community upon written request to United Community Financial Corp., 275 West Federal Street, Youngstown, Ohio 44503, Attention: Jude J. Nohra, Executive Vice President, General Counsel, Chief Risk Officer and Secretary, or by calling (330) 742-0500.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the joint proxy statement/prospectus that First Defiance and United Community will file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the merger transaction between First Defiance and United Community, which are subject to numerous assumptions, risks and uncertainties. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to each of First Defiance’s and United Community’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by First Defiance and United Community with the SEC, risks and uncertainties for First Defiance, United Community and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of United Community’s operations with those of First Defiance will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the inability to complete the merger due to the failure of First Defiance’s or United Community’s shareholders to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; diversion of management’s attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on First Defiance’s, United Community’s or the combined company’s respective customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by First Defiance’s issuance of additional shares of First Defiance common stock in connection with the merger; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, neither First Defiance nor United Community assumes any obligation to update any forward-looking statement.

Participants in the Solicitation

First Defiance, United Community, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from First Defiance’s and United Community’s shareholders in connection with the merger. Information about the directors and executive officers of First Defiance and their ownership of First Defiance common stock is set forth in the definitive proxy statement for First Defiance’s 2019 annual meeting of shareholders, as previously filed with the SEC on March 8, 2019, and First Defiance’s Annual Report on Form 10-K for the year ended December 31, 2018, as previously filed with the SEC on February 28, 2019, as well as other documents filed with the SEC. Information about the directors and executive officers of United Community and their ownership of United Community common stock is set forth in the definitive proxy statement for United Community’s 2019 annual meeting of shareholders, as previously filed with the SEC on March 22, 2019, as well as other documents filed with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.

Non-GAAP Measures

This communication contains certain non-GAAP financial measures of First Defiance and United Community determined by methods other than in accordance with generally accepted accounting principles. We use non-GAAP financial measures to provide meaningful supplemental information regarding our performance. We believe these non-GAAP measures are beneficial in assessing our operating results and related trends, and when planning and forecasting future periods. These non-GAAP disclosures should be considered in addition to, and not as a substitute for or preferable to, financial results determined in accordance with GAAP. The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

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